Exhibit 10.15

VALERITAS, INC.

SERIES D PREFERRED

STOCK PURCHASE AGREEMENT

June 23, 2014

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VALERITAS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 23rd day of June, 2014, by and among Valeritas, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule I hereto (each of which is herein referred to as an “Investor”).

WHEREAS, effective as of June 19, 2014, the Company restructured its capitalization through the merger of a wholly-owned subsidiary of Valeritas Holdings, LLC (“Holdings”) into the Company pursuant to the Agreement and Plan of Merger and Reorganization, dated June 9, 2014 (the “Merger”). As a result of the Merger, the Company became a wholly-owned subsidiary of Holdings, and the holders of capital stock of the Company outstanding immediately prior to the effective time of the Merger became holders of units of limited liability company interest in Holdings;

WHEREAS, following the effective time of the Merger, the Company authorized the sale and issuance of up to an aggregate of 4,500,000 shares of newly authorized Preferred Stock of the Company, par value $0.00001 per share, designated as “Series D Preferred Stock” (the “Shares”);

WHEREAS, the Investors desire to purchase the Shares set forth opposite each Investor’s name on Schedule I on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Shares to the Investors on the terms and conditions set forth herein;

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Shares

1.1 Sale and Issuance of Series D Preferred Stock.

(a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Initial Closing (as defined below) the Fifth Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the “Restated Certificate”).

(b) On or prior to the Initial Closing, the Company shall have authorized (i) the sale and issuance to the Investors of the Shares and (ii) the issuance of the shares of Common Stock of the Company to be issued upon conversion of the Shares (the “Conversion Shares”), in each case as set forth herein. The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

(c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the applicable Closing (as defined below) pursuant to Section 1.2(a) and (b) and the Company agrees to sell, issue and deliver to each Investor at such Closing, at a purchase price per share of $10.00, that number of Shares set forth opposite such Investor’s name on Schedule I hereto, in consideration of the cash to be paid by such Investors, as set forth on Schedule I hereto.

1.2 Closing.

(a) Initial Closing. On the date hereof, or at such other time and place as the Company and Investors acquiring in the aggregate at least a majority of the Shares sold pursuant to this Agreement (which majority shall include WCAS Valeritas Holdings, LLC (“WCAS”)) agree upon in writing (which time is designated as the “Initial Closing”), the Company shall sell, subject to and on the terms and conditions contained in this Agreement, a total of 2,500,000 Shares to the Investors in accordance with Schedule I hereto. At the Initial Closing, the Company shall deliver to each Investor a certificate or certificates representing the Shares that such Investor is purchasing against payment of the purchase price therefor by cash in immediately available funds.

(b) Second Closing. Following the Initial Closing, on the earliest of (i) October 15, 2014, (ii) within ten (10) business days of the date on which the Company files a registration statement with the United States Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), and such registration statement has an estimated price range, and (iii) such time as the Investors holding at least a majority of the then outstanding Shares (which majority shall include WCAS) agree upon in writing (which time is designated as the “Second Closing”), the Company shall sell, subject to and on the terms and conditions contained in this Agreement, up to a total of 2,000,000 Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) (the “Additional Shares”), to the Investors in accordance with each such Investor’s commitment set forth on Schedule I (hereinafter referred to as such Investor’s “Second Closing Commitment”). Each Investor may assign its Second Closing Commitment to entities affiliated with such Investor. The Company shall give at least ten (10) business days prior written notice to each Investor of its intention to consummate the Second Closing. At the Second Closing, the Company shall deliver to each Investor (or its affiliates) a certificate or certificates representing the Additional Shares that such Investor (or its affiliates) is purchasing against payment of the purchase price therefor by cash in immediately available funds. The term “Closing” shall apply to the Initial Closing and the Second Closing unless otherwise specified. The rights and obligations of the Company and the Investors to consummate the Second Closing pursuant to this Section 1.2(b) shall automatically terminate upon the earlier of (i) the consummation of a Liquidation Event or (ii) the written consent of the Investors holding at least a majority of the then outstanding Shares (which majority shall include WCAS) to exercise the rights set forth in Section 1.2(c).

(c) Initial Public Offering. In the event (i) the Company files a registration statement under the Act prior to October 15, 2014 in connection with its initial underwritten public offering of shares of Common Stock (the “IPO”), and such registration statement has an estimated price range and (ii) Investors holding at least a majority of the then outstanding Shares (which majority shall include WCAS) notify the Company in writing of such Investors’ election to abandon the consummation of the sale and purchase of the Additional Shares at the Second Closing, each Investor, or its designee, shall purchase such number of registered public shares of

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Common Stock in the IPO equal to such Investor’s Second Closing Commitment divided by the price per share of Common Stock offered to the public (the “IPO Shares”). The Company shall use its commercially reasonable efforts to cause the managing underwriter(s) of the IPO to direct to the Investors a number of registered public shares of Common Stock in the IPO equal the total IPO Shares. The Investors acknowledge that, despite the Company’s use of its commercially reasonable efforts, the managing underwriter(s) may determine in their sole discretion that it is not advisable to designate all such IPO Shares as directed shares in the IPO, in which case the number of IPO Shares may be reduced or no directed shares may be designated, as applicable. Any such reduction shall be pro rata among all participating Investors. Nothing in this Section 1.2(c) shall affect the rights and obligations of the Company and the Investors to consummate the sale and purchase of the Additional Shares in accordance with Section 1.2(b) if the Investors holding at least a majority of the then outstanding Shares (which majority must include WCAS) have not notified the Company in writing to consummate the purchase of IPO Shares as contemplated by this Section 1.2(c) in lieu of the Second Closing. For clarity, in no event will any Investor be obligated to purchase Additional Shares or IPO Shares, as the case may be, in excess of their respective Second Closing Commitment.

(d) Special Mandatory Conversion. The Investors hereby acknowledge and agree that in the event that any Investor (or its affiliates) does not purchase such Investor’s Second Closing Commitment pursuant to Section 1.2(b) or 1.2(c), then each share of Series D Preferred Stock held by such Investor shall automatically, and without any further action on the part of such Investor, be converted into one-tenth (1/10th) of a share of Common Stock, with cash issued in lieu of any fractional shares of Common Stock, all in accordance with Section 3B of Article IV(B) of the Restated Certificate.

1.3 Use of Proceeds. The Company shall use the proceeds of the sale of the Shares for working capital and general corporate purposes.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the “Schedule of Exceptions”) furnished each Investor, specifically identifying the relevant Section hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its assets and carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. “Material Adverse Effect” means any (i) adverse effect on the issuance or validity of the Shares or the transactions contemplated hereby or on the enforceability or validity of the Restated Certificate or on the ability of the Company to perform its obligations under this Agreement or the other Ancillary Agreements (as defined below), or (ii) material adverse effect on the prospects or condition (financial or otherwise), properties, assets, liabilities, business or operations of the Company taken as a whole; provided that the completion of the Merger in and of itself shall not be deemed a Material Adverse Effect.

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2.2 Capitalization and Voting Rights. After giving effect to the Merger and the filing of the Restated Certificate, the authorized capital stock of the Company consists, or will consist immediately prior to the Initial Closing, of:

(a) 6,000,000 shares of Preferred Stock, par value $0.00001 (the “Preferred Stock”), all of which shares have been designated Series D Preferred Stock (the “Series D Preferred Stock”), none of which are issued and outstanding immediately prior to the Initial Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate.

(b) 50,000,000 shares of common stock, par value $0.00001, of the Company (the “Common Stock”), of which 9,000,000 shares are issued and outstanding immediately prior to the Initial Closing. The rights, privileges and preferences of the Common Stock are as stated in the Restated Certificate.

(c) All outstanding shares of Common Stock are owned by Holdings. Other than as set forth in this Section 2.2, the Company has no other shares of capital stock authorized, issued or outstanding.

(d) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, were not issued in breach of or violation of any preemptive or similar rights and were issued in accordance with the registration or qualification provisions of the Act and any relevant state securities laws, or pursuant to valid exemptions therefrom.

(e) Except for (i) the conversion privileges of the Preferred Stock as set forth in the Restated Certificate, (ii) the rights provided in Section 4 of the Investors’ Rights Agreement in the form attached hereto as Exhibit B (the “Investors’ Rights Agreement”), (iii) warrants to purchase 195,008 shares of Common Stock held by the Company’s senior lender and (iv) options to purchase 1,305,483 shares of Common Stock have been reserved for grants to employees and other service providers pursuant to the Valeritas, Inc. 2014 Equity Compensation Plan (the “2014 Option Plan”), of which, as of the date hereof, no options to purchase shares of Common Stock are outstanding, there are no outstanding options, warrants, rights (including conversion or preemptive rights), agreements or commitments for the purchase or acquisition from the Company of any shares of its capital stock or other securities. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company or which otherwise permit the holder thereof to participate in the proceeds of a sale of the Company (regardless of how structured). Except as provided in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

(f) All outstanding securities of the Company, including, without limitation, all outstanding shares of the capital stock of the Company, all shares of the capital stock of the Company issuable upon the conversion or exercise of all options or other convertible or exercisable securities and all other securities that the Company is obligated to issue, are subject to a one hundred eighty (180) day “market stand-off” restriction upon an initial public offering of the Company’s securities pursuant to a registration statement filed with the SEC pursuant to the Act in a form substantially identical to Section 1.13 of the Investors’ Rights Agreement.

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(g) The Schedule of Exceptions sets forth a complete list of each security of the Company owned by any officer, director or, in the Company’s reasonable belief, key employee of the Company, or by any affiliate or any member of the immediate family of any such individual, together with a description of the material terms of the vesting provisions and the rights of first refusal and rights of repurchase applicable to each such security. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any securities or rights exercisable or convertible for securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of any event. The term “knowledge” means, with respect to the Company, the actual knowledge upon reasonable inquiry or due investigation of the following officers and key employees: Kristine Peterson, William Duke, Kurt Andrews, Geoffrey Jenkins and John Timberlake.

(h) Except with respect to any rights granted to the Investors pursuant to the terms of the Restated Certificate, this Agreement or the Ancillary Agreements (as defined below) or the transactions contemplated hereby or thereby, no party has any right of first refusal, right of first offer, right of co-sale, preemptive right or other similar right regarding the Company’s securities. There are no provisions of the Company’s organizational documents, no agreements to which the Company is a party or is bound by other than the Restated Certificate, this Agreement or the other Ancillary Agreements, which (i) may affect or restrict the voting rights of the Investors with respect to the Shares or the Conversion Shares in their capacity as stockholders of the Company, (ii) restrict the ability of the Investors, or any successor thereto or assignee or transferee thereof, to transfer the Shares or the Conversion Shares, or (iii) entitle any party to nominate or elect any director of the Company or require any of the Company’s stockholders to vote for any such nominee or other person as a director of the Company in each case.

2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any debt or equity interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors’ Rights Agreement, the Voting Agreement in the form attached hereto as Exhibit C (the “Voting Agreement” and together with the Investors’ Rights Agreement, the “Ancillary Agreements”) and the Restated Charter, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder and the Conversion Shares has been taken or will be taken prior to the Initial Closing, and this Agreement and the Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights

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generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

2.5 Valid Issuance of Securities. The Shares being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, (i) will be duly and validly issued, fully paid, and nonassessable, and will be free and clear from all taxes and of any lien, claim, judgment, charge, mortgage, security interest, pledge, escrow, equity or other encumbrance (collectively, “Encumbrances”) other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable state and federal securities laws, (ii) will not violate or cause a breach of any preemptive or similar rights and (iii) will be issued in accordance with the registration or qualification provisions of the Act and any relevant state securities laws, or pursuant to valid exemptions therefrom. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free and clear from all taxes and Encumbrances other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable state and federal securities laws.

2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration, notice to or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing of the Restated Certificate with the Secretary of State of Delaware; (ii) the filing pursuant to the Regulation D, promulgated by the SEC under the Act, which filing will be effected within 15 days of the sale of the Shares hereunder; or (iii) the filings required by applicable state “blue sky” securities laws, rules and regulations.

2.7 Offering; Previous Issuances Exempt. Neither the Company, nor any of its affiliates or any other person acting on the Company’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising in connection with the offer, sale or issuance of the Shares nor have any of such persons made any offers or sales of any security of the Company or its affiliates or solicited any offers to buy any security of the Company or its affiliates under circumstances that would require registration of the Shares under the Act or any other securities laws or cause this offering of the Shares to be integrated with any prior offering of securities of the Company for purposes of the Act. Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws (under Rule 506 promulgated under the Act, as amended, in the case of the federal securities laws), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. All shares of capital stock and other securities issued by the Company prior to the Initial Closing have been issued in transactions exempt from the registration requirements under the Act and all applicable state securities or “blue sky” laws, and in compliance with all applicable corporate laws. The Company has not violated the Act or any applicable state or other securities or “blue sky” laws in connection with the issuance of any shares of capital stock or other securities prior to the Closing.

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2.8 Litigation. There is no claim, action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its properties before any court or arbitrator or any governmental body, agency or official. To the Company’s knowledge, there are no facts that would cause a reasonable person to believe that such a proceeding would likely result. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

2.9 Proprietary Information Agreements. Except as set forth on Section 2.9 of the Schedule of Exceptions, each present and former employee and officer of the Company has executed a Proprietary Information and Inventions Agreement, and each present consultant to the Company has executed a Consulting Agreement, in substantially the forms provided to special counsel for the Investors (and each former employee of and consultant to the Company executed a form used by the Company at the time, copies of which have been provided to special counsel to the Investors). The Company is not aware that any of its present or former employees, officers or consultants are in violation of the aforementioned agreements, and the Company has taken commercially reasonable efforts to prevent any such violation. No present or former security holder, officer, director or employee of the Company, nor any third party, has any right, title or interest in any Proprietary Rights (as defined in Section 2.10), and all such persons who have been authors, inventors or developers of any Proprietary Rights have assigned any material rights, title or interests in or to such Proprietary Rights to the Company, and waived their moral rights in any copyrighted works comprising such Proprietary Rights. All employees and directors of the Company with access to the Company’s confidential Proprietary Rights have agreed to maintain the confidentiality of such confidential Proprietary Rights. The Company has provided the Investors with an accurate and complete list of the Company’s current employees, including a detailed description of all salary, bonus, severance obligations and deferred compensation paid or payable for each current employee of the Company who received compensation in excess of $200,000 for the fiscal year ended December 31, 2013 or is anticipated to receive compensation in excess of $200,000 for the fiscal year ending December 31, 2014.

2.10 Patents and Trademarks. Except as set forth on Section 2.10 of the Schedule of Exceptions, the Company possesses all rights, title and interests, free and clear of all liens, pledges, security interests, transfer restrictions and other encumbrances, to all material patents and patent applications (together with, all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof), material inventions (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereon, except for

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improvements made by former employees subsequent to such former employee leaving the employ of the Company, trademarks, service marks, trade names and domain names (together with all translations, adaptations, derivations and combinations thereof) and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, copyrightable works, copyrights, trade secrets, information, proprietary rights and processes, in each case to the extent used in or otherwise necessary for its business as now conducted and as proposed to be conducted (collectively, “Proprietary Rights”) without any violation or infringement of, or other conflict with, the valid and enforceable rights of others. The Schedule of Exceptions contains a complete list of patents and pending patent applications and registrations and applications for trademarks, copyrights and domain names owned by, or exclusively licensed to, the Company, which listing specifies for each item listed the owner, the subject matter of such item, any application, patent or registration number, and the date of any application or of the issuance of any patent or registration. The Company has taken commercially reasonable actions to maintain and protect its Proprietary Rights. To the Company’s knowledge, all registered Proprietary Rights owned by, or exclusively licensed to, the Company are valid and subsisting and are in full force and effect. Section 2.10 of the Schedule of Exceptions sets forth all options, licenses, rights to collect royalties, agreements, claims, encumbrances or shared ownership of interests that might be reasonably expected to be material to the Company pursuant to which the Company receives or has received Proprietary Rights, or pursuant to which the Company has granted a license or other interest in Proprietary Rights collectively, “Licenses,” and all such Licenses are in full force and effect, the Company, to its knowledge, is not and has never been in breach thereof and, to the Company’s knowledge, the other party or parties thereto are not and never been in breach thereof. The Company has no contractual restrictions or obligations, including obligations to pay royalties, on its use or proposed use of any basal delivery products, including the V-Go product, or on any product where such products lack a controlled slip anchor spring damper mechanism for controlling a rapid drug infusion. The Company knows of no person or entity, who has infringed upon, interfered with, misappropriated or otherwise come into conflict with any Proprietary Rights, and the Company has not received any written notice with respect to any such infringement, interference, misuse or other violation of any Proprietary Rights. To the Company’s knowledge, there is no governmental prohibition or other restriction on the license, sale or use of the Proprietary Rights under applicable law other than export controls. The Company has not violated, interfered with, misappropriated, infringed or otherwise come into conflict with, and is not currently and as its business is proposed to be conducted will not be violating, interfering with, misappropriating, infringing or otherwise coming into conflict with, any valid and enforceable proprietary or intellectual property right of any other person or entity. The Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or, by conducting its business as proposed, would violate any of the proprietary or intellectual property rights of any other person or entity and the Company is not aware of any reason to believe that such an allegation may be forthcoming. There are no pending or threatened proceedings or adverse claims made with respect to any Proprietary Rights. There has never been litigation commenced or threatened in writing against the Company with respect to any Proprietary Rights. The Company is not aware that any of its employees, officers, directors or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best

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efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted or as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Ancillary Agreements, nor the carrying on of the Company’s business by the employees, officers and consultants of the Company, nor the conduct of the Company’s business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees, officers or consultants is now obligated. Without limiting the foregoing, the Company does not believe it is using or will be necessary to utilize any inventions of any of its employees, officers or consultants (or people it currently intends to hire) made prior to or outside the scope of their employment or engagement by the Company, including inventions made by any former employees whereas such inventions were made by such former employees after termination of the employee’s employment with the Company and to the Company’s knowledge, the patents and patent applications within the Proprietary Rights designate the correct inventors of the inventions claimed in those patents and patent applications.

2.11 Compliance with Other Instruments. The Company (i) has not been and is not in violation or default of any provision of its Restated Certificate or Bylaws, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or (ii) has not been and is not in violation or default, in any material respect, of any provision of any law, statute, rule or regulation applicable to the Company. No other party to any contract to which the Company is a party is, to the Company’s knowledge, in violation, breach or default thereof. The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby and the execution and filing of the Restated Certificate will not result in any such violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that (i) results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties or (ii) gives others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any provision thereunder.

2.12 Agreements; Action.

(a) Except for agreements explicitly contemplated hereby and by the Ancillary Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its stockholders, officers, directors, affiliates, or any affiliate thereof.

(b) Section 2.12 of the Schedule of Exceptions sets forth all agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound (i) that may involve obligations (contingent or otherwise) of, or payments to the Company in excess of, $1,000,000, (ii) that are not terminable by the Company upon 30 days’ or less notice without penalty or premium, (iii) that include provisions materially restricting the development, manufacture or distribution of the Company’s products or services, (iv) that provide indemnification by the Company with respect

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to infringements of proprietary rights, (v) that may involve the research, development, manufacture, testing, distributions, marketing or consulting with respect to any Life Science Product (as defined below), or (vi) the breach of which would have a Material Adverse Effect on the Company (each a “Material Contract” and collectively, the “Material Contracts”). Each Material Contract is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and by general equitable principles. There has not occurred any material breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any person, or any combination thereof, would constitute a material breach, violation or default by the Company under any such contract or, to the knowledge of the Company, by any other person to any such contract. The Company has not been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

(c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d) For the purposes of subsections (b) and (c) above, all liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

2.13 Related-Party Transactions. No stockholder (or affiliate thereof), employee, officer, or director of the Company (a “Related Party”) or member of such Related Party’s immediate family, or any corporation, partnership or other entity in which such Related Party is an officer, director or partner, or in which such Related Party has significant ownership interests or otherwise controls, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. None of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a material business relationship, or any firm or corporation that competes with the Company, except that such persons may own stock in (but not exceeding one percent (1%) of the outstanding capital stock of) publicly traded companies that may compete with the Company. Except for this Agreement, the Ancillary Agreements and as set forth on Section 2.13 of the Schedule of Exceptions, no Related Party or member of their immediate family is directly or indirectly interested in any Material Contract with the Company.

2.14 Permits. The Company has all franchises, permits, licenses, regulatory approvals, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company, and the Company believes it can obtain, without undue

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burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of, such franchises, permits, licenses, regulatory approvals or other similar authority.

2.15 Environmental and Safety Laws. The Company has not been and is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and there is no existing condition, situation or set of circumstances which to the Company’s knowledge could reasonably be expected to result in such violation, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

2.16 Manufacturing, Marketing and Development Rights. Except as set forth on Section 2.12 of the Schedule of Exceptions, the Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

2.17 Disclosure. No certificates made or delivered in connection with this Agreement or the Ancillary Agreements contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading when reviewed along with this Agreement and the Schedule of Exceptions.

2.18 Registration Rights. Except as provided in the Investors’ Rights Agreement, the Company has not granted or agreed to grant any registration rights currently in effect, including piggyback rights, to any person or entity.

2.19 Corporate Documents. Copies of the Restated Certificate, certified by the Secretary of State of the State of Delaware, and Bylaws of the Company, certified by its Secretary, have been delivered to the Investors, are true and completed copies of such instruments as amended to the date of this Agreement and are in full force and effect.

2.20 Title to Property and Assets. Except as set forth on Section 2.20 of the Schedule of Exceptions, the Company owns its property and assets free and clear of all Encumbrances, except such Encumbrances that do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any Encumbrances. The Company does not own any real property.

2.21 Financial Statements. The Company has delivered to each Investor copies of its audited financial statements (balance sheet and income and cash flow statements, including notes thereto) as of December 31, 2013 and for the fiscal year then ended, and its unaudited financial statements (balance sheet and income statement) as at and for the three-month period ended March 31, 2014 (the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Company Financial Statements may not contain all footnotes required by U.S. generally accepted accounting principles. The Company Financial Statements fairly present the financial condition

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and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Company Financial Statements to normal year-end audit adjustments, the effect of which will not, individually or in the aggregate, be materially adverse. Except as set forth in the Company Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2014 (the “Financial Statement Date”) and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under U.S. generally accepted accounting principles to be reflected in the Company Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Company Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. generally accepted accounting principles. There have been no changes in the assets, liabilities, financial condition or operating results of the Company since the Financial Statement Date, except for changes occurring in the ordinary course of business.

2.22 Indebtedness. Section 2.22 of the Schedule of Exceptions sets for a true and complete summary of the indebtedness of the Company, including all indebtedness to be terminated in connection with this Agreement and the transactions contemplated hereby, and a list of each agreement and amendments thereto in respect of all such indebtedness.

2.23 Changes. Since the Financial Statement Date, except as set forth in Section 2.23 of the Schedule of Exceptions, there has not been:

(a) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

(b) any waiver by the Company of a valuable or material right or claim or of a material debt owed to it;

(c) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

(d) any material change or amendment to a Material Contract or arrangement by which the Company or any of its assets or properties is bound or subject;

(e) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(f) any resignation or termination of employment of any key employee or officer of the Company (and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee);

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(g) any (i) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the Company, (ii) entering into of any employment, deferred compensation, supplemental retirement or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (iii) increase in, or accelerated vesting and/or payment of, benefits under any existing severance or termination pay policies or employment agreements of the Company or (iv) increase in or enhancement of any rights or features related to compensation, bonus or other benefits payable to directors, officers or senior employees of the Company, other than in the ordinary course of business consistent with past practice

(h) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(j) any assignment, lease or other transfer or disposition, or any other agreement or arrangement therefor by the Company of any property or equipment having a value in excess of $100,000, except in the ordinary course of business consistent with past practice;

(k) other than for employment compensation and expenditures contemplated by its operating budget approved by the Board of Directors, any expenditure by the Company (or series of related expenditures) involving more than $100,000 in the aggregate;

(l) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(m) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

(n) any Material Adverse Effect or to the Company’s knowledge, any other event or condition of any character that might be reasonably expected to result in a Material Adverse Effect; or

(o) any agreement or commitment by the Company to do any of the things described in this Section 2.23.

2.24 Employee Benefit Plans.

(a) The Schedule of Exceptions contains a list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) to which the Company or any person that is, together with the Company, treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as

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amended (the “Code”), or Section 400l(b) of ERISA (each, an “ERISA Affiliate”), is a party, with respect to which the Company or any ERISA Affiliate has any obligation or which are maintained, contributed to or sponsored by the Company or any ERISA Affiliate for the benefit of any current or former employee, officer, director or consultant of the Company or any ERISA Affiliate (each, a “Benefit Plan”).

(b) The Company has furnished the Investors with a true and complete copy of each Benefit Plan (or a written summary of any Benefit Plan that is not in writing) and a true and complete copy of each material document, if any, prepared in connection with each Benefit Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the three most recent annual reports (Form 5500 series and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Benefit Plan, (iv) the most recently received Internal Revenue Service determination or opinion letter for each Benefit Plan intended to qualify under Section 401(a) of the Code and (v) the most recently prepared actuarial report and financial statement in connection with each Benefit Plan (if not included in such annual report).

(c) None of the Benefit Plans is subject to Title IV of ERISA or Section 412 of the Code, and neither the Company nor any ERISA Affiliate has ever maintained or contributed to a plan that is subject to Title IV of ERISA or Section 412 of the Code.

(d) Each Benefit Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws, including (without limitation) ERISA, the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended through the date hereof (“COBRA”). No action, claim or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Benefit Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, claim or proceeding. Each Benefit Plan may be amended, terminated or otherwise discontinued at any time without material liability to the participants, the Investors, the Company or any ERISA Affiliate, other than ordinary administration expenses.

(e) Each Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service with respect to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, the application for such letter was accurate and complete, and nothing has occurred since the date of such letter that would adversely affect the qualified status of such Benefit Plan.

(f) No director or officer or other employee of the Company will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any employee benefit plan subject to ERISA or other benefit under any compensation plan or arrangement of the Company) solely as a result of the transactions contemplated in this Agreement; and no payment made or to be made to any current or former employee or director of the Company, or any of its affiliates by reason of the transactions contemplated hereby (whether alone or in connection with any other event, including, but not limited to, a termination of employment) will constitute an “excess parachute payment” within the meaning of Section 280G of the Code.

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2.25 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Company has timely paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in the Company Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Code to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since December 31, 2013, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

2.26 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

2.27 Minute Books. The minute books of the Company provided to the Investors contain a complete summary of all meetings and actions by written consent of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

2.28 Labor Agreements and Actions; Employee Compensation. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, that could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company

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have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. Except as set forth on Section 2.28 of the Schedule of Exceptions, the Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

2.29 Section 83(b) Elections. To the Company’s knowledge, all individuals who have purchased unvested shares of the Company’s Common Stock have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

2.30 Real Property Holding Company. The Company is not currently, and has not been during the prior five years, a United States real property holding corporation within the meaning of Section 897 of the Code and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

2.31 Significant Customers and Suppliers. No customer or supplier that was significant to the Company during the period covered by the Company Financial Statements or that has been significant to the Company thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

2.32 Product Regulatory Review.

(a) As to each of the products of the Company, including, without limitation, products or compounds currently under research and/or development by the Company, subject to the jurisdiction of the United States Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act and the regulations thereunder (“FDCA”) (each such product, a “Life Science Product”), such Life Science Product is being researched, developed, manufactured, tested, distributed and/or marketed in compliance in all material respects with all applicable requirements under the FDCA and similar laws and regulations applicable to such Life Science Product, including those relating to investigational use, premarket approval, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security. The Schedule of Exceptions lists each Life Science Product of the Company. The Company has not received any notice or other communication from the FDA or any other Federal, state or foreign governmental entity (i) contesting the premarket approval of, the uses of or the labeling and promotion of any Life Science Product or (ii) otherwise alleging any violation by the Company of any law, regulation or other legal provision applicable to a Life Science Product, and to the Company’s knowledge, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in the occurrence of any such events.

(b) Neither the Company, nor any officer, employee or agent of the Company has made an untrue statement of a material fact or fraudulent statement to the FDA or other Federal, state or foreign governmental entity performing similar functions or failed to disclose a material fact required to be disclosed to the FDA or such other Federal, state or foreign governmental entity.

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3. Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants that:

3.1 Authorization. Such Investor has full power and authority to enter into this Agreement and the Ancillary Agreements, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Shares will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Shares.

3.5 Accredited Investor. Such Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

3.6 Restricted Securities. Such Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the

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Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7 Disqualification Event. The purchase of the Shares by such Investor will not subject the Company to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Act.

3.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Shares unless and until:

(a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the prospective transferee agrees in all such instances in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

3.9 Legends. It is understood that the certificates evidencing the Shares may bear one or all of the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A STOCK PURCHASE AGREEMENT, VOTING AGREEMENT, AND INVESTORS’

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RIGHTS AGREEMENT, AS EACH MAY BE AMENDED FROM TIME TO TIME (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY WITHOUT COST UPON WRITTEN REQUEST), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES, THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID STOCK PURCHASE AGREEMENT, VOTING AGREEMENT, AND INVESTORS’ RIGHTS AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

3.10 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

3.11 Further Representations by Foreign Investors. If an Investor is not a United States person, such Investor hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within his jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Such Investor’s subscription and payment for, and his or her continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of his or her jurisdiction.

3.12 Appraisal Rights Waiver. To the extent an Investor was a holder of capital stock of the Company immediately prior to the effective time of the Merger, each such Investor hereby waives, and agrees not to exercise, its right to dissent from the Merger, and the transactions contemplated thereby, and demand appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, a copy of which is attached hereto as Exhibit F. Each such Investor represents and warrants that it is aware of its rights to dissent pursuant to Section 262 of the General Corporation Law of the State of Delaware and has received and had the opportunity to read a copy of such section, which is attached hereto as Exhibit F, and this waiver, agreement, representation and warranty was a condition precedent to the Company permitting such Investor to purchase the Shares.

4. Conditions of Investors’ Obligations at Closing. The obligations of each Investor under this Agreement to purchase the Shares at the Initial Closing or Additional Shares at the Second Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1 Representations and Warranties of Company. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Initial Closing and there shall have been no Material Adverse Effect since the Financial Statement Date.

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4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

4.3 Compliance Certificate. The President of the Company shall deliver to each Investor at such Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of such Closing.

4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at such Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

4.6 Secretary’s Certificate. The Secretary of the Company shall deliver to each Investor at the Initial Closing a certificate stating that the copies of the Company’s Restated Certificate and Bylaws and Board of Director and stockholder resolutions relating to the sale of the Shares attached thereto are true and complete copies of such documents and resolutions.

4.7 Opinion of Company Counsel. The Investors shall have received from counsel for the Company an opinion, dated as of the Initial Closing, in substantially the form of Exhibit D attached to this Agreement.

4.8 Board of Directors. As of the Initial Closing, the authorized size of the Board of Directors of the Company shall be nine (9) directors, and the Board shall be comprised of Kristine Peterson, Vaughn Kailian, Ittai Harel, John Ryan, Steve LaPorte, Dan Pelak, Paul Queally, Sean Traynor and John Barr.

4.9 Investors’ Rights Agreement. The Company and each Investor shall have entered into the Investors’ Rights Agreement.

4.10 Voting Agreement. The Company, each Investor, and the other stockholders of the Company named as parties thereto shall each have entered into the Voting Agreement.

4.11 Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Initial Closing, which shall continue to be in full force and effect as of such Closing.

4.12 Stock Option Plan. The Investors shall have received evidence satisfactory to each of them that the Company shall have pursuant to applicable duly adopted and valid Board of Directors and stockholder actions, approved the 2014 Option Plan in the form attached hereto as Exhibit E.

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4.13 Amendments to Management Rights Letters. On or prior to the Initial Closing, existing Management Rights Letters between the Company and each of (i) WCAS and its affiliates, (ii) MPM Capital and its affiliates, (iii) Pitango Venture Capital and its affiliates and (iv) ONSET VI, L.P., shall have been amended and restated and delivered to the applicable Investor, in each case, in a form satisfactory to WCAS.

4.14 Termination of Existing Agreements. Effective upon the Initial Closing, (i) any prior stockholder agreements, voting agreements, co-sale agreements, or agreements relating to rights of first offer, rights of first refusal or preemptive rights shall have been terminated and shall be of no further force and effect, and (ii) any prior registration rights agreements shall have been terminated and shall be of no further force and effect.

4.15 Consents. The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under the Restated Certificate, this Agreement and the other Ancillary Agreements, to issue the Shares and the Conversion Shares, and to carry out the transactions contemplated hereby and thereby.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before such Closing of each of the following conditions by that Investor, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of the Investors participating in a Closing contained in Section 3 shall be true on and as of such Closing.

5.2 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

5.3 Investors’ Rights Agreement. Each Investor shall have executed and delivered the Investors’ Rights Agreement.

5.4 Voting Agreement. Each Investor and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.

6. Miscellaneous.

6.1 Survival of Representations and Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the applicable Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investors or the Company.

6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this

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Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York.

6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 6.6).

6.7 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8 Expenses. The Company and the Investors shall pay for any and all of their own costs and expenses they incur in connection with the transactions contemplated by this Agreement; provided, however, the Company will pay the reasonable fees and documented out-of-pocket expenses of (i) Ropes & Gray LLP, counsel to WCAS, (ii) Wilmer Cutler Pickering Hale and Dorr LLP, counsel for certain other Investors that held shares of Series B Preferred Stock of the Company prior to the effective time of the Merger and (iii) DLA Piper LLP, counsel to Full Succeed International Limited, in an amount not to exceed, in the aggregate, $50,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Ancillary Agreements or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular

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instance and either retroactively or prospectively), only with the written consent of the Company, WCAS and (i) prior to the Initial Closing, the Investors who will hold at least a majority of the Shares that will be outstanding immediately following the Initial Closing, and (ii) on or following the Initial Closing, the Investors holding at least a majority of the then outstanding Shares. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities who enters into a joinder to this Agreement, and the Company.

6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.11 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.12 Entire Agreement. This Agreement and the documents referred to herein, including the Restated Certificate, constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

VALERITAS, INC.

By:	/s/ Kristine Peterson

Name:	Kristine Peterson

Title:	CEO

Address:	750 Route 202 South, Suite 100
Bridgewater, NJ 08807

INVESTORS:

WELSH, CARSON, ANDERSON & STOWE XI, L.P.

By:	WCAS XI ASSOCIATES LLC, its General Partner

By:	/s/ Jonathan M. Rather

Name:	Jonathan M. Rather
Title:	Managing Member

WCAS XI CO-INVESTORS LLC

By:	/s/ Jonathan M. Rather

Name:	Jonathan M. Rather
Title:	Managing Member

WCAS MANAGEMENT CORPORATION

By:	/s/ Jonathan M. Rather

Name:	Jonathan M. Rather
Title:	Treasurer

Address:
c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue, Suite 2500
New York, New York 10022
Attn: Paul B. Queally

INVESTORS:

FULL SUCCEED INTERNATIONAL LIMITED

By:	/s/ Yu Le

Yu Le, Director

Address:	35/F, No. 1333 Lujiazui Ring Road
Ping An Finance Tower
Pu Dong, Shanghai, PRC

INVESTORS:

MPM BIOVENTURES IV-QP, L.P.

BY: MPM BIOVENTURES IV GP LLC, ITS GENERAL PARTNER

BY: MPM BIOVENTURES IV LLC, ITS MANAGING MEMBER

By:	/s/ Todd Foley

Name:	Todd Foley

Title:	Member

Address:	200 Clarendon Street, 54th Floor

Boston, MA 02116

MPM BIOVENTURES IV GMBH & CO. BETEILIGUNGS KG

BY: MPM BIOVENTURES IV GP LLC, IN ITS CAPACITY AS THE MANAGING LIMITED PARTNER

BY: MPM BIOVENTURES IV LLC, ITS MANAGING MEMBER

By:	/s/ Todd Foley

Name:	Todd Foley

Title:	Member

Address:	200 Clarendon Street, 54th Floor

Boston, MA 02116

MPM ASSET MANAGEMENT INVESTORS BV4 LLC

BY: MPM BIOVENTURES IV LLC, ITS MANAGER

By:	/s/ Todd Foley

Name:	Todd Foley

Title:	Member

Address:	200 Clarendon Street, 54th Floor

Boston, MA 02116

INVESTORS:

ONSET VI, L.P.

BY: ONSET VI MANAGEMENT, LLC, ITS GENERAL PARTNER

By:	/s/ John Ryan

Name:	John Ryan

Title:	Managing Director

Address:	2490 Sand Hill Rd.

Menlo Park, CA 94025

INVESTORS:

PITANGO VENTURE CAPITAL FUND V, L.P.

BY: PITANGO V.C. FUND V, L.P., ITS GENERAL PARTNER

BY: PITANGO G.P. CAPITAL HOLDINGS LTD., ITS GENERAL PARTNER

By:

Name:

Title:

Address:

PITANGO VENTURE CAPITAL PRINCIPALS FUND V, L.P.

BY: PITANGO V.C. FUND V, L.P., ITS GENERAL PARTNER

BY: PITANGO G.P. CAPITAL HOLDINGS LTD., ITS GENERAL PARTNER

By:

Name:

Title:

Address:

INVESTORS:

AUDA CAPITAL IV CO-INVESTMENT GMBH & CO. KG

By:	Auda Capital IV Co-Investment Fund GP L.P. its Managing Limited Partner
By:	Auda Capital IV Co-Investment Fund LLC its General Partner
By:	Auda Private Equity LLC its Managing Member

By:	/s/ Stephen B. Wesson

Name:	Stephen B. Wesson / Tim Avery

Title:	Managing Director / CFO CCO

AUDA CAPITAL IV CO-INVESTMENT FUND L.P.

By:	Auda Capital IV Co-Investment Fund GP L.P. its Managing Limited Partner
By:	Auda Capital IV Co-Investment Fund LLC its General Partner
By:	Auda Private Equity LLC its Managing Member

By:	/s/ Stephen B. Wesson

Name:	Stephen B. Wesson / Tim Avery

Title:	Managing Director / CFO CCO

AUDA VALERITAS SEGREGATED PORTFOLIO
a segregated portfolio of Auda Capital IV Co-Investment Fund SPC

By:	/s/ Stephen B. Wesson

Name:	Stephen B. Wesson / Tim Avery

Title:	Managing Director / CFO CCO

Address:	c/o Auda International L.P.
888 Seventh Avenue, 41st Floor
New York, NY 10151
Tel.: (212) 593-2306
Fax: (212) 593-2974
Email: crouchley@auda.com

INVESTORS:

TULLIS OPPORTUNITY FUND, L.P.

By:	Tullis Opportunity Fund, L.L.C., Its general partner

	By:	/s/ James L. L. Tullis

	Name:	James L. L. Tullis
	Title:	Manager

TULLIS OPPORTUNITY FUND II, L.P.

By:	Tullis Opportunity Fund II, L.L.C., Its general partner

	By:	/s/ James L. L. Tullis

	Name:	James L. L. Tullis
	Title:	Manager

Address:	c/o Tullis-Dickerson & Co., Inc.
55 Old Field Point Rd.
Greenwich, CT 06830
Attn: James L. L. Tullis
Fax: (203) 629-9293
Email: jtullis@tullisfunds.com

PED-VLRTS, LLC

By:

Name:

Title:

Address:

INVESTORS:

TULLIS OPPORTUNITY FUND, L.P.

By:	Tullis Opportunity Fund, L.L.C., Its general partner

By:

	Name:	James L. L. Tullis
	Title:	Manager

TULLIS OPPORTUNITY FUND II, L.P.

By:	Tullis Opportunity Fund II, L.L.C., Its general partner

By:

	Name:	James L. L. Tullis
	Title:	Manager

Address:	c/o Tullis-Dickerson & Co., Inc.
One Stamford Plaza
263 Tresser Boulevard, 12th Floor
Stamford, CT 06901
Attn: James L. L. Tullis
Fax: (203) 629-9293
Email: jtullis@thi-funds.com

PED-VLRTS, LLC

By:	/s/ E. Gray LEE

Name:	E. Gray LEE

Title:	SVP

Address:	4525 Harding Rd.

Suite 200

Nashville, TN 37205

INVESTORS:

ABINGWORTH BIOVENTURES V LP

BY: ABINGWORTH LLP, ITS MANAGER

By:	/s/ JAMES ABELL

Name:	JAMES ABELL

Title:	PARTNER

Address:	38 JERMYN STREET

LONDON

SW1Y 6DN UK

INVESTORS:

HLM VENTURE PARTNERS II, L.P.

BY: HLM VENTURE ASSOCIATES, LLC
ITS GENERAL PARTNER

By:	/s/ Daniel J. Galles

Name:	Daniel J. Galles

Title:	Authorized Signator

Address:	222 Berkeley St.

20th Floor

Boston, MA 02116

INVESTORS:

CHL MEDICAL PARTNERS III, L.P.

BY: CHL MEDICAL PARTNERS III, LLC,
ITS GENERAL PARTNER

By:	/s/ GREGORY WEINHOFF

Name:	GREGORY WEINHOFF

Title:	Vice President

CHL MEDICAL PARTNERS III SIDE FUND, L.P.

BY: CHL MEDICAL PARTNERS III, LLC, ITS GENERAL PARTNER

By:	/s/ GREGORY WEINHOFF

Name:	GREGORY WEINHOFF

Title:	Vice President

Address:

INVESTORS:

ADVANCED TECHNOLOGY VENTURES VIII, L.P.

BY: ATV ASSOCIATES VIII, L.L.C.
ITS GENERAL PARTNER

By:	/s/ Jean George

Name:	Jean George

Title:	Managing Director

Address:	500 Boylston Street, Suite 1380
Boston, MA 02116
617-850-9700
abruce@atvcapital.com
dcunnane@atvcapital.com

INVESTORS:

THE PERMANENTE FEDERATION, LLC - SERIES J

By:	/s/ GLEN HENTGES
Name:	GLEN HENTGES
Title:	CFO

KAISER PERMANENTE VENTURES, LLC – SERIES A

By:	/s/ THOMAS MEIER
Name:	THOMAS MEIER
Title:	SVP & TREASURER

KAISER PERMANENTE VENTURES, LLC – SERIES B

By:	/s/ THOMAS MEIER
Name:	THOMAS MEIER
Title:	SVP & TREASURER

Address:	ONE KAISER PLAZA, 22ND FLOOR
OAKLAND, CA 94612
ATTN: CHRIS GRANT
510-271-5687

INVESTORS:

/s/ Elizabeth Gordon
Elizabeth Gordon

Address:

Evan Norton

Address:

INVESTORS:

Elizabeth Gordon

Address:

/s/ Evan Norton
Evan Norton

Address:

INVESTORS:

SAINT JOHN’S UNIVERSITY

By:	/s/ Richard Adamson
Name:	Richard Adamson
Title:	Vice President & Treasurer

Address:	2850 Abbey Plaza
PO Box 2222
Collegeville, MN 56321

Schedule I

Schedule of Investors

Investor	Shares at Initial Closing	Cash Purchase Price at Initial Closing	Shares at Second Closing	Cash Purchase Price at Second Closing	Total Shares	Total Cash Purchase Price
Welsh, Carson, Anderson & Stowe XI, L.P.	947,275	$9,472,750	606,255	$6,062,550	1,553,530	$15,535,300
WCAS XI Co-Investors, LLC	3,605	$36,050	2,308	$23,080	5,913	$59,130
WCAS Management Corporation	2,966	$29,660	1,899	$18,990	4,865	$48,650
Pitango Venture Capital Fund V, L.P.	264,848	$2,648,479	169,502	$1,695,023	434,350	$4,343,503
Pitango Venture Capital Principals Fund V, L.P.	5,801	$58,011	3,713	$37,127	9,514	$95,137
MPM Bio Ventures IV-QP, L.P.	234,247	$2,342,470	149,918	$1,499,180	384,165	$3,841,650
MPM BioVentures IV, GmbH & Co. Beteiligungs KG	9,024	$90,240	5,776	$57,760	14,800	$148,000
MPM Asset Management Investors BV4, LLC	6,661	$66,610	4,263	$42,630	10,924	$109,240
Abingworth Bioventures V, L.P.	166,431	$1,664,310	106,516	1,065,160	272,947	$2,729,470
Auda Capital IV, GmbH & Co. KG	123,951	$1,239,510	79,329	$793,290	203,280	$2,032,800
Auda Capital IV, L.P.	63,982	$639,820	40,948	$409,480	104,930	$1,049,300
Auda Valeritas Segregated Portfolio	38,787	$387,870	24,823	$248,230	63,610	$636,100
Advanced Technology Ventures VIII, L.P.	30,488	$304,880	19,512	$195,120	50,000	$500,000

Investor	Shares at Initial Closing	Cash Purchase Price at Initial Closing	Shares at Second Closing	Cash Purchase Price at Second Closing	Total Shares	Total Cash Purchase Price
Onset VI, L.P.	99,973	$999,730	63,982	$639,820	163,955	$1,639,550
HLM Venture Partners II, L.P.	83,310	$833,100	53,319	$533,190	136,629	$1,366,290
CHL Medical Partners III, L.P.	11,223	$112,230	7,183	$71,830	18,406	$184,060
CHL Medical Partners III, Side Fund, L.P.	972	$9,720	622	$6,220	1,594	$15,940
The Permanente Federation, LLC - Series J	16,662	$166,620	10,664	$106,640	27,326	$273,260
Kaiser Permanente Ventures, LLC - Series A	10,254	$102,540	6,562	$65,620	16,816	$168,160
Kaiser Permanente Ventures, LLC - Series B	6,409	$64,090	4,101	$41,010	10,510	$105,100
PED-VLRTS, LLC	23,427	$234,270	14,994	$149,940	38,421	$384,210
Elizabeth Gordon	19,510	$195,100	12,486	$124,860	31,996	$319,960
Tullis Opportunity Fund 1, L.P.	12,195	$121,950	7,805	$78,050	20,000	$200,000
Tullis Opportunity Fund 2, L.P.	12,195	$121,950	7,805	$78,050	20,000	$200,000
Saint John’s University	316	$3,160	203	$2,030	519	$5,190
Evan Norton	610	$6,100	390	$3,900	1,000	$10,000
Ping An	304,878	$3,048,780	195,122	$1,951,220	500,000	$5,000,000

	2,500,000	$25,000,000	1,600,000	$16,000,000	4,100,000	$41,000,000

EXHIBIT A

Restated Certificate of Incorporation

EXHIBIT B

Investors’ Rights Agreement

EXHIBIT C

Voting Agreement

EXHIBIT D

Legal Opinion

EXHIBIT E

2014 Stock Plan

EXHIBIT F

SECTION 262 of the DGCL

§ 262 Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251 (h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

FIRST AMENDMENT TO THE

SERIES D PREFERRED STOCK PURCHASE AGREEMENT

This First Amendment to the Series D Preferred Stock Purchase Agreement (this “Amendment”) is entered as of July 3, 2014, by and among Valeritas, Inc., a Delaware corporation (the “Company”) and the Investors set forth on the signature pages hereto (the “Undersigned Investors”). Capitalized terms used but not otherwise defined or amended in this Amendment shall have the meanings ascribed thereto in the Purchase Agreement (as defined below).

WHEREAS, the Company is party to the Series D Preferred Stock Purchase Agreement, dated as of June 23, 2014, by and among the Company and the Investors (the “Purchase Agreement”), pursuant to which the Company authorized the sale and issuance of up to 4,500,000 shares of Series D Preferred Stock, $0.00001 par value per share (the “Series D Preferred Stock”) at a per share purchase price of $10.00;

WHEREAS, the Company sold 2,500,000 Shares to the Investors at the Initial Closing and Investors committed to purchase 1,600,000 Shares at the Second Closing;

WHEREAS, the Company desires to sell, and certain Investors desire to purchase, the remaining 400,000 Shares authorized for sale under the Purchase Agreement;

WHEREAS, pursuant to Section 6.9 of the Purchase Agreement, any term of the Purchase Agreement may be amended, terminated or waived only with the written consent of the Company, WCAS and the holders of at least a majority of the then-outstanding Shares;

WHEREAS, shares of Series D Preferred Stock issued and sold by the Company at any closing under the Purchase Agreement (i) are exempt from the ROFO Investors’ (as defined in the Investors’ Rights Agreement) right of first offer with respect to future sales by the Company of its securities under Section 4(d)(v) of the Investors’ Rights Agreement and (ii) do not require the approval of the Required Holders (as defined in the Restated Certificate) pursuant to the exception set forth in Section 5(c)(iii) of the Restated Certificate; and

WHEREAS, the Company and the Undersigned Investors, who constitute WCAS and the holders of at least a majority of the outstanding Shares, desire to amend the Purchase Agreement to provide for the sale of 400,000 Shares to Pitango Venture Capital Fund V, L.P. and Pitango Venture Capital Principals Fund V, L.P. (together, “Pitango”), at the per share purchase price of $10.00.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good, valuable and sufficient consideration, the parties hereto agree as follows:

1. Purchase and Sale of Shares. Notwithstanding anything to the contrary set forth in Section 1.2(a) of the Purchase Agreement, on the date hereof, the Company shall sell a total of 243,902 Shares to Pitango. The Company and the Undersigned Investors acknowledge and agree that such sale shall be deemed part of the Initial Closing under the Purchase Agreement. The Company shall deliver to the applicable Investor a certificate or certificates representing the

Shares such Investor is purchasing hereunder against payment of the purchase price therefor, which shall be made to the Company in immediately available funds within two (2) business days following the date of this Amendment.

2. Amendments.

(a) Section 1.2(a) of the Purchase Agreement is hereby amended and replaced in its entirety with the following:

“On the date hereof, or at such other time and place as the Company and Investors acquiring in the aggregate at least a majority of the Shares sold pursuant to this Agreement (which majority shall include WCAS Valeritas Holdings, LLC (“WCAS”)) agree upon in writing (which time is designated as the “Initial Closing”), the Company shall sell, subject to and on the terms and conditions contained in this Agreement, a total of 2,743,902 Shares to the Investors in accordance with Schedule I hereto. At the Initial Closing, the Company shall deliver to each Investor a certificate or certificates representing the Shares that such Investor is purchasing against payment of the purchase price therefor by cash in immediately available funds.”

(b) Schedule I to the Purchase Agreement is hereby amended and replaced in its entirety with Schedule I attached hereto.

3. Consent of Investors. The Undersigned Investors, by executing this Amendment, hereby consent to, ratify and approve this Amendment and the transactions contemplated hereby, all in accordance with the terms of Section 6.9 of the Purchase Agreement.

4. Effect on Purchase Agreement; Effectiveness of Amendment. Except as expressly amended by this Amendment, the provisions of the Purchase Agreement shall remain in full force and effect. This Amendment shall become effective when signed by the Company, WCAS and the Investors holding a majority of the outstanding Shares.

5. Governing Law. This Amendment shall be governed by and its provisions construed and enforced in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

* * * * *

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed as of the date first above written.

COMPANY:

VALERITAS, INC.

By:	/s/ Kristine Peterson
Name:	Kristine Peterson
Title:	CEO

Address:	750 Route 202 South, Suite 100 Bridgewater, NJ 08807

INVESTORS:

WELSH, CARSON, ANDERSON & STOWE XI, L.P.

By:	/s/ PAUL B. QUEALLY
Name:	PAUL B. QUEALLY
Title:	Co-PRESIDENT

WCAS XI CO-INVESTORS LLC

By:	/s/ PAUL B. QUEALLY
Name:	PAUL B. QUEALLY
Title:	Co-PRESIDENT

WCAS MANAGEMENT CORPORATION

By:	/s/ PAUL B. QUEALLY
Name:	PAUL B. QUEALLY
Title:	Co-PRESIDENT

MPM BIOVENTURES IV-QP, L.P.

BY:	MPM BIOVENTURES IV GP LLC,
ITS GENERAL PARTNER

BY:	MPM BIOVENTURES IV LLC,
ITS MANAGING MEMBER

By:	/s/ Todd Foley
Name:
Title:

MPM BIOVENTURES IV GMBH & CO. BETEILIGUNGS KG

BY:	MPM BIOVENTURES IV GP LLC,
IN ITS CAPACITY AS THE MANAGING LIMITED PARTNER

BY:	MPM BIOVENTURES IV LLC,
ITS MANAGING MEMBER

By:	/s/ Todd Foley
Name:
Title:

MPM ASSET MANAGEMENT INVESTORS BV4 LLC

BY:	MPM BIOVENTURES IV LLC,
ITS MANAGER

By:	/s/ Todd Foley
Name:
Title:

PITANGO VENTURE CAPITAL FUND V, L.P.

BY:	PITANGO V.C. FUND V, L.P.,
ITS GENERAL PARTNER

BY:	PITANGO G.P. CAPITAL HOLDINGS LTD.,
ITS GENERAL PARTNER

By:
Name:
Title:

PITANGO VENTURE CAPITAL PRINCIPALS FUND V, L.P.

BY:	PITANGO V.C. FUND V, L.P.,
ITS GENERAL PARTNER

BY:	PITANGO G.P. CAPITAL HOLDINGS LTD.,
ITS GENERAL PARTNER

By:
Name:
Title:

ONSET VI, L.P.

BY:	ONSET VI MANAGEMENT, LLC,
ITS GENERAL PARTNER

By:	/s/ John F Ryan
Name:	John F Ryan
Title:	Managing Director

SCHEDULE I

Name	Shares at Initial Closing	Cash Purchase Price at Initial Closing	Shares at Second Closing	Cash Purchase Price at Second Closing	Total Shares	Total Cash Purchase Price

Welsh, Carson, Anderson & Stowe XI, L.P.	947,275	$9,472,750	606,255	$6,062,550	1,553,530	$15,535,300
WCAS XI Co-Investors, LLC	3,605	$36,050	2,308	$23,080	5,913	$59,130
WCAS Management Corporation	2,966	$29,660	1,899	$18,990	4,865	$48,650
Pitango Venture Capital Fund V, L.P.	503,522	$5,035,220	322,254	$3,222,540	825,776	$8,257,760
Pitango Venture Capital Principals Fund V, L.P.	11,029	$110,290	7,059	$70,590	18,088	$180,880
MPM BioVentures IV-QP, L.P.	234,247	$2,342,470	149,918	$1,499,180	384,165	$3,841,650
MPM BioVentures IV, GmbH & Co. Beteiligungs KG	9,024	$90,240	5,776	$57,760	14,800	$148,000
MPM Asset Management Investors BV4, LLC	6,661	$66,610	4,263	$42,630	10,924	$109,240
Abingworth Bioventures V, L.P.	166,431	$1,664,310	106,516	$1,065,160	272,947	$2,729,470
Auda Capital IV, GmbH & Co. KG	123,951	$1,239,510	79,329	$793,290	203,280	$2,032,800
Auda Capital IV, L.P.	63,982	$639,820	40,948	$409,480	104,930	$1,049,300
Auda Valeritas Segregated Portfolio	38,787	$387,870	24,823	$248,230	63,610	$636,100
Advanced Technology Ventures VIII, L.P.	30,488	$304,880	19,512	$195,120	50,000	$500,000
Onset VI, L.P.	99,973	$999,730	63,982	$639,820	163,955	$1,639,550
HLM Venture Partners II, L.P.	83,310	$833,100	53,319	$533,190	136,629	$1,366,290
CHL Medical Partners III, L.P.	11,223	$112,230	7,183	$71,830	18,406	$184,060
CHL Medical Partners III, Side Fund, L.P.	972	$9,720	622	$6,220	1,594	$15,940
The Permanente Federation, LLC - Series 1	16,662	$166,620	10,664	$106,640	27,326	$273,260
Kaiser Permanente Ventures, LLC - Series A	10,254	$102,540	6,562	$65,620	16,816	$168,160
Kaiser Permanente Ventures, LLC - Series B	6,409	$64,090	4,101	$41,010	10,510	$105,100
PED-VLRTS, LLC	23,427	$234,270	14,994	$149,940	38,421	$384,210
Elizabeth Gordon	19,510	$195,100	12,486	$124,860	31,996	$319,960
Tullis Opportunity Fund 1, L.P.	12,195	$121,950	7,805	$78,050	20,000	$200,000
Tullis Opportunity Fund 2, L.P.	12,195	$121,950	7,805	$78,050	20,000	$200,000
Saint John’s University	316	$3,160	203	$2,030	519	$5,190
Evan Norton	610	$6,100	390	$3,900	1,000	$10,000

Ping An	304,878	$3,048,780	195,122	$1,951,220	500,000	$5,000,000

	2,743,902	$27,439,020	1,756,098	$17,560,980	4,500,000	$45,000,000